Exhibit 10.12

STRICTLY CONFIDENTIAL

EMPLOYMENT AGREEMENT
BETWEEN
DOANE MANAGEMENT CORP.
AND
KENNETH H. KOCH

      THIS EMPLOYMENT AGREEMENT (this “Agreement”) dated as of August 31, 2004 is made between Doane Management Corp. (the “Company”), a Delaware corporation, and Kenneth H. Koch (the “Employee”). Upon the terms and subject to the conditions set forth herein, this Agreement is made with reference to the following facts and objectives:

RECITALS

      A. The Company wishes to employ Employee and Employee wishes to accept employment as Vice President, Doane Europe.

      B. The Employee acknowledges that the services to be performed by Employee under this Agreement are of a special and unique character; the business of the Company and its affiliates (collectively the “DPC Entities”) is currently international in scope and the DPC Entities have plans to continue to expand their business throughout the world; and the DPC Entities compete with other persons that are or could be located in any part of the world; and in order to assure the DPC Entities that they will retain their value and the DPC Entities’ businesses as a going concern, it is necessary that the Employee undertake not to utilize Employee’s special knowledge of the DPC Entities, their businesses and their relationships with customers and suppliers to compete with the DPC Entities if the Employee were to leave the Company.

      C. The Employee further acknowledges that Employee will occupy a position of trust and confidence with the Company and, during such employment, the Company will compensate Employee, among other purposes, to develop and preserve customer relationships and other goodwill exclusively for the DPC Entities’ benefit and that, as a result, Employee will develop customer relationships and goodwill that are valuable and important to the DPC Entities and will become familiar with the DPC Entities’ trade secrets, including, without limitation, its products, formulas, processes, profit margins, customer preferences and requirements, and with other proprietary and confidential information concerning the DPC Entities and their businesses.

      D. The Employee further acknowledges that the use by Employee for Employee’s own benefit or that of others of such goodwill, trade secrets or proprietary and confidential information or the solicitation of and/or doing business with any of the DPC Entities’ customers and potential customers would have a material adverse effect on the DPC Entities and their businesses, and would place the DPC Entities at a substantial competitive disadvantage.

      E. The Employee further acknowledges that the agreements and covenants contained in this Agreement, and, in particular, sections 6 (Non-Competition Covenants) and 7 (Confidentiality and Proprietary Information), are essential to protect the DPC Entities and the goodwill of the DPC Entities’ businesses, are a condition precedent to the Company’s willingness to enter this Agreement and to pay the consideration set forth in this Agreement, and are necessary and reasonable in light of the particular businesses of the DPC Entities, Employee’s knowledge thereof and the services the Employee will perform under this Agreement.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

      1. Employment The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment by the Company, on the terms and conditions contained in this Agreement.

      2. Employment Term

          (a) Subject to section 9 (Termination of Employment), the term of the Employee’s employment under this Agreement begins on the date of this Agreement and ends on the first anniversary of that date; provided, however, that, commencing on the first anniversary of the date of this Agreement and each subsequent anniversary, the term shall be extended for an additional one year period unless either the Employee or the Company gives the other party written notice at least thirty (30) days before such anniversary that this Agreement shall terminate on the then scheduled expiration date (the “non-extension notice”). If such non-extension notice is given, this Agreement shall automatically terminate on such expiration date.

          (b) The actual term of the Employee’s employment under this Agreement, including any extension, continuation or earlier termination of the original term, is referred to in this Agreement as the “Employment Term.”

      3. Responsibilities During the Employment Term, the Employee shall serve as Vice President, Doane Europe for the Company as well as the Company’s parent corporation, Doane Pet Care Company (“DPC”), or in any other position or capacity to which Employee may from time to time be elected or appointed, and shall perform such services for the Company as are reasonably required by the Company, and as may be required by virtue of the offices and positions held by the Employee. The Employee agrees that, as a part of Employee’s duties under this Agreement, Employee may be required from time to time to perform services for affiliates of the Company. The Employee shall devote Employee’s full time and best efforts to the performance of all responsibilities to the DPC Entities and to further their respective businesses and interests.

      4. Compensation and Bonus

          (a) The Company agrees to pay the Employee throughout the Employment Term an initial base salary at the gross rate of $250,000 (U.S.) per annum (as adjusted pursuant to the provision of this section 4(a)) (the “Base Salary”) payable in equal installments in accordance with Company payroll practices from time to time in effect and subject to applicable withholdings and deductions. Employee’s Base Salary will be reviewed and may be adjusted annually by the Chief Executive Officer of the Company (the “CEO”) or by the Board of Directors of the Company (or the compensation committee thereof) (the “Board”), after taking into consideration the recommendations of the CEO, provided that Employee’s Base Salary may not be decreased below Employee’s initial Base Salary.

          (b) Subject to section 9 (Termination of Employment), the Employee shall also be eligible for consideration for an annual bonus (“Annual Bonus”) under the terms of the Company’s “Annual Bonus Program” in effect from time-to-time (the “Program”). The amount of the applicable bonus, if any, shall be 50% of Employee’s Base Salary. This provision does not guarantee a certain level of bonus compensation for any given year and the award and/or amount of bonus shall be governed by the then-current Program, except as otherwise provided herein, with any disputes to be resolved by the Company in its discretion.

      5. Other Employee Benefits The Employee shall, during the Employment Term, be eligible to participate in such 401(k), bonus, stock option, life insurance, vacation, hospitalization and major medical, and other employee benefit plans of the Company in effect from time to time, to the extent that Employee is eligible under and complies with the terms of those plans, but the allocation of benefits under any plan that provides that allocations thereunder shall be in the discretion of the CEO or the Board shall be as determined from time to time solely by the CEO or the Board in its discretion. Additionally, the Employee shall be entitled to the following benefits:

          (a) Apartment. A furnished apartment will be provided to the Employee, for which the Company will pay rental charges.

          (b) Company Vehicle. The Employee will be provided with a company car, to be used in accordance with the Company’s policy and instructions issued from time to time. Company vehicles are issued to individuals for business and private use. The Employee will not be required to reimburse the Company for the cost of fuel consumed for private purposes.

          (c) Mobile Phone. A mobile phone will be supplied to the Employee, for which the Company will pay rental and all call charges.

      6. Non-Competition Covenants Throughout the Employment Term and commencing with the date of this Agreement and ending on the later of the end of the period that Employee receives severance pay from the Company pursuant to Section 9 or the second anniversary of the date on which the Employee ceases to be employed by the Company for any reason whatsoever, (the “Non-Compete Period”), the Employee promises and agrees that Employee will not: (a) directly or indirectly assist in, engage in, have any financial interest in, or participate in any way in, as an owner, partner, employee, agent, board member, or shareholder, any business that involves, in whole or in part, the design, manufacture, distribution or sale of pet foods, including without limitation dry, wet, semi-moist, soft dry, treats or biscuits, or any other business in which the DPC Entities may engage or begin preparation to engage during the Employment Term, or make preparation with any person to do any of the foregoing; provided, however, that the Employee may own, solely as an investment, up to 1.0% of any class of securities of any person that would otherwise violate the foregoing provisions of this subsection (a) if such securities are listed on any national or regional securities exchange; (b) call upon or have any contact with any person or any successor in interest to any person who was at any time during the Employee’s last three (3) years of employment with the Company or DPC, a customer of the DPC Entities, or call upon or have any contact with any person or any successor in interest to any person who is a prospective customer of the DPC Entities, and with whom the Employee dealt, or on whose account the Employee worked, at any time during the Employee’s last three years of employment with the Company or DPC, for the purpose of (i) diverting any business of such person from the DPC Entities, or (ii) selling or offering to sell to any such customer any product or service that is of the same general type or that performs similar functions as any product or service which has been sold, provided or offered for sale by the DPC Entities at any time during the Employee’s last three years of employment with the Company or DPC, (c) solicit any employee of any of the DPC Entities to terminate his or her employment with any of the DPC Entities or employ any such individual during his or her employment with any of the DPC Entities and for a period of twelve months after such individual terminates his or her employment with any of the DPC Entities, or (d) without the prior written consent of the Company’s Board of Directors, acquire or discuss the acquisition of any ownership interest in or warrant or right to acquire any such interest, or acquire any employment or other pecuniary benefit from any person that, at the time, is a prospective candidate for or was a party to a Control Transaction. The term “Control Transaction” means any transaction or series of transactions whereby the Company or DPC or a controlling interest in the Company or DPC is acquired by another person (whether by purchase, merger, consolidation or sale of all or substantially all of the Company’s or DPC’s consolidated assets). The Employee acknowledges and agrees that the consideration and benefits to be provided to the Employee under this Agreement have been bargained and negotiated in exchange for, and in consideration of, Employee’s agreement to abide by the terms and provisions of this section 6 and section 7 (Confidentiality and Proprietary Information). The Employee acknowledges and agrees that all of the Employee’s duties and obligations under this section 6 shall survive the expiration or termination of the Employee’s employment with the Company, regardless of the causes therefor.

      7. Confidentiality and Proprietary Information

          (a) In addition to any common-law restrictions upon the Employee’s use, disclosure or exploitation of confidential, proprietary or secret information of the DPC Entities, the Employee covenants and agrees that, without prior written consent of the Company or DPC, Employee will not at any time during or after the Employment Term use for Employee’s benefit or disclose to or use for any other person, directly or indirectly, any secret, confidential or proprietary information of the DPC Entities, including, without limitation, the DPC Entities’ trade secrets, processes, formulas, techniques, customer identities, pricing, preferences, requirements, reports and other sensitive customer information, servicing methods, profit margins, analyses, employee, vendor and supplier information, business or marketing plans or strategies, financial data and presentation or sales materials, technologies, computer programs, software, designs and inventions (collectively, the “confidential information”); provided, however, that the term confidential information does not include or refer to any information that is in the public domain (other than by a breach of this Agreement). The Employee acknowledges that the confidential information is vital, sensitive, confidential and proprietary to the DPC Entities. The Employee covenants and agrees that all files, reports, lists, materials, records, documents, notes, memoranda, specifications, product or other formulas, equipment and other items, and any originals, copies, recordings, abstracts or notes thereof, relating to the confidential information or the DPC Entities’ business that the Employee is or was either provided, prepares or prepared by Employee, uses or used or simply acquires or acquired during this employment with the Company or DPC (either before or during the Employment Term), are and shall remain the sole and exclusive property of the Company or DPC and shall be immediately returned to the Company or DPC at any time upon demand and, in all events, immediately at the end of the Employment Term.

          (b) All information, ideas, concepts, improvements, discoveries and inventions (collectively “Inventions”), whether patentable or not, which are or have been conceived, made, or acquired by Employee, individually or in conjunction with others, during Employee’s employment by the Company or DPC (whether during business hours or otherwise and whether on the Company’s or DPC’s premises or otherwise) which relate to the DPC Entities’ businesses, products or services (including, without limitation, all such information relating to production, product ideas and development, research, testing, marketing and merchandising techniques) have been or shall be disclosed to the Company or DPC and are and shall be the sole and exclusive property of the Company, and Employee hereby agrees to assign, and by these presents does assign, to the Company, all of Employee’s worldwide right, title and interest in and to such Inventions. Moreover, all drawings, specifications, memoranda, notes, records, files, correspondence, drawings, manuals, models, computer programs, and all other writings and materials of any type embodying any of such Inventions (collectively “Writings”) are and shall be the sole and exclusive property of the Company, and Employee hereby agrees to assign, and by these presents does assign, to the Company, all of Employee’s worldwide right, title and interest in and to such Writings.

          (c) If, during Employee’s employment by the Company, Employee creates any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as written presentations, computer programs, operating manuals, drawings, or the like) relating to the DPC Entities’ businesses, products or services, whether such work is created solely by Employee or jointly with others (whether during business hours or otherwise and whether on the Company’s premises or otherwise), Employee shall disclose such work to the Company or DPC. The Company shall be deemed the author of such work if the work is prepared by Employee in the scope of Employee’s employment; or, if the work is not prepared by Employee within the scope of Employee’s employment but is specially ordered by the DPC Entities as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and the Company shall be considered the author of the work. If such work is neither prepared by the Employee within the scope of Employee’s employment nor a work specially ordered and is deemed not to be a work made for hire, then Employee hereby agrees to assign, and by these presents does assign, to the Company all of Employee’s worldwide right, title, and interest in and to such work and all rights of copyright therein.

          (d) Both during the period of Employee’s employment by the Company and thereafter, Employee shall assist the DPC Entities or their nominees, at any time, in the protection of the DPC Entities’ worldwide right, title, and interest in and to Inventions, Writings, and its copyrighted works, including without limitation, the execution of all formal assignment documents requested by the DPC Entities or their nominees and the execution of all lawful oaths and applications for applications for patents and registrations of copyright in the United States and foreign countries.

          (e) The Employee acknowledges and agrees that all of the Employee’s duties and obligations under this section 7 shall survive the expiration or termination of the Employee’s employment with the Company, regardless of the cause therefor.

      8. Remedies for Breach The Employee hereby expressly acknowledges that the harm that might result to the DPC Entities’ goodwill or its relationships with customers in the event of Employees breach of Employee’s covenant not to compete, or as a result of the disclosure or use of the confidential information, is largely irreparable. Accordingly, in the event of a breach or threatened breach of any of the Employee’s duties and obligations under sections 6 (Non-Competition Covenants) or 7 (Confidentiality and Proprietary Information), the DPC Entities, shall be entitled, individually or collectively, in addition to any other legal or equitable remedies the DPC Entities may have in that connection (including any right to damages that the DPC Entities may suffer), to a temporary, preliminary, and/or permanent injunction restraining such breach or threatened breach. The Employee specifically agrees that, in the event there is a question as to the enforceability of sections 6 (Non-Competition Covenants) or 7 (Confidentiality and Proprietary Information), the Employee will not engage in any conduct inconsistent with or contrary to either of such sections until after the question has been resolved by a non-appealable final judgment. In addition, in the event the Employee breaches Employee’s obligations under sections 6 and 7 of this Agreement following Employee’s termination of employment and is drawing Severance Pay as provided for in Section 9(c)(2) of this Agreement, the Company will be excused from its obligation of making any further Severance Payments to the Employee for the remainder of the Severance Period.

      9. Termination of Employment

          (a) The Employment Term and the Employee’s employment by the Company shall terminate: (i) upon the death of the Employee; (ii) upon the disability of the Employee (as defined in section 9(b)(2)) upon thirty (30) days prior written notice given by the Company to the Employee; (iii) for Cause (as defined in section 9(b)(1)), immediately upon the giving of written notice thereof by the Company to the Employee or at such later time as the notice may specify;

(iv) without Cause, upon not less than thirty (30) days prior written notice given by the Company to the Employee; (v) voluntarily by the Employee upon not less than thirty (30) days prior written notice given to the Company by the Employee and/or (vi) upon non-extension of the Employment Term pursuant to Section 2(a).

          (b) In this section 9:

(1) “Cause” means: (a) the Employee has been charged, indicted or convicted of a felony; (b) the commission of any act by Employee constituting financial dishonesty against the Company (including without limitation fraud or embezzlement); (c) commission of any other act of dishonesty by the Employee or the commission of any other act by Employee involving moral turpitude or any other acts of gross misconduct which could (i) negatively impact the Company’s business reputation or standing in the community, or (ii) cause material injury or substantial disruption to the customer relations, operations or the business prospects of the Company; (d) negligence or dereliction in the performance of Employee’s duties to the Company or the refusal or failure by Employee to follow the lawful directives of the Board or the CEO (other than by reason of death or disability) after Employee has been advised by the Board or the CEO of any such negligence, dereliction, refusal or failure (whether of the same or similar nature) and has been given an opportunity to correct Employee’s performance; or (e) the material breach by Employee of the provisions of this Agreement or the Company’s Code of Business Conduct.

(2) “Disability” refers to any circumstances in which the Employee, by reason of illness, incapacity or other disability, has failed to perform Employee’s duties or fulfill Employee’s obligations under this Agreement for a cumulative total of 180 days in any 12-month period.

          (c) Upon the termination of the Employee’s employment under this Agreement, the Employment Term shall end and all rights of the Employee under this Agreement shall terminate, except that the Employee shall nonetheless be entitled to receive the following:

(1) If the termination occurs by reason of the death or disability of the Employee, the Employee shall only be entitled to receive the Base Salary accrued through the date of termination.

(2) If the termination is made by the Company without Cause, or as a result of the Company delivering a non-extension notice, the Employee shall be entitled to receive severance pay equivalent to Employee’s Base Salary and Annual Bonus, if and as each would have been payable if the Employee’s employment had not been so terminated, for the period commencing on the first day after the date of termination and ending on the second anniversary of the date on which Employee ceases to be employed by the Company. With respect to the Annual Bonus, for the year in which the termination of employment occurred, the Employee shall receive the Annual Bonus the Employee would have been entitled to receive if the Employee had remained employed for the entire year (the “Target Bonus”), and for the last calendar year in which the Employee is receiving severance payments, the Employee shall receive a pro rata portion of the Target Bonus, with such amount being calculated by multiplying the Target Bonus times a fraction, the numerator of which is equal to the number of days of the fiscal year during which the Employee receives severance pay and the denominator of which is equal to 365.

(3) If the termination is made by the Company for Cause, or voluntarily by Employee (including without limitation delivery of a non-extension notice by the Employee to the Company), the Employee shall only be entitled to receive Employee’s Base Salary accrued through the date of termination. If any termination for Cause made by the Company is ever ultimately determined by a court, agency or other tribunal to have been without Cause, then the Company’s sole liability under this Agreement or otherwise at law or in equity shall be to pay the Employee those amounts that would have otherwise been paid to the Employee under section 9(c)(2) and the reasonable attorney’s fees and costs incurred by the Employee in successfully obtaining this determination from the court, agency or other tribunal.

(4) Employee shall be entitled to continue Employee’s group health insurance coverage provided by the Company during the period Employee is receiving severance payments in accordance with 9(c)(2), at no cost to the Employee (the “Company Paid Health Insurance Period”), provided that Employee makes a timely election of continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Upon such election, Employee’s COBRA coverage period shall run concurrently to the Company Paid Health Insurance Period. Upon expiration of the Company Paid Health Insurance Period, Employee shall be solely responsible for the payment of the entire premium necessary to continue Employee’s group insurance coverage for the remainder, if any, of the COBRA period. To the extent permitted by law and the group insurance plans maintained for the Company’s employees, Employee will be entitled to continue Employee’s coverage under any disability and life insurance program maintained by the Company during the period Employee is receiving severance payments in accordance with paragraphs 9(c)(2), at no cost to the Employee, conditioned upon Employee’s continued satisfaction of all eligibility requirements for such coverage. With respect to other benefit programs offered by the Company, including, without limitation, 401(k), stock purchase or stock option agreements, and non-qualified salary continuation agreements, the

Employee’s rights under such benefit programs upon and following the termination of Employee’s employment shall be governed by the terms of the applicable benefit program and/or agreements.

      10. Notice Any notice required or permitted to be given under this Agreement must be in writing and is effectively given:

(1) To the Company, when signed by the Employee and delivered in person to the Chairman of the Board, Chief Executive Officer, or Secretary of DPC (excluding the Employee), or, one day after the date sent by national commercial courier for next day delivery, or two days after the date mailed, by certified or registered mail, postage prepaid, in either case to the address set forth below, or at such other address as the Company may designate for this purpose in a notice given to the Employee.

Attn: Chief Executive Officer
Doane Pet Care Company
210 Westwood Place South, Suite 300 (ZIP Code 37027)
P.O. Box 2487 (ZIP Code 37024-2487)
Brentwood, TN 37027

(2) To the Employee, when signed by an officer of DPC (excluding the Employee) and delivered to the Employee in person, or, one day after the date sent by national commercial courier for next day delivery, or two days after the date mailed, by certified or registered mail, postage prepaid, in either case to the address set forth under the Employee’s signature at the end of this Agreement or at such other address as the Employee may designate for this purpose in a notice given to DPC.

      11. Invalidity of Provisions If any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is over broad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

      12. Entire Agreement; Written Modifications This Agreement contains the entire agreement between the parties and supersedes all prior or contemporaneous representations, promises, understandings and agreements between the Employee and the Company as it relates to Employee’s employment with the Company. This Agreement may not be changed except by written and signed agreement of the parties.

      13. Governing Law In light of the Company’s contacts with the state of Tennessee and its significant interest in insuring that disputes as to the validity and enforceability of this Agreement including, without limitation, Sections 6 (Non-Competition Covenants) and 7 (Confidentiality and Proprietary Information) of this Agreement, are resolved on a uniform basis, the Employee and the Company agree that any litigation involving noncompliance with or alleged breach of this Agreement must be filed and conducted in the federal and state courts sitting in Nashville, Davidson County, Tennessee and the Employee and the Company consent to the personal jurisdiction of such courts for purposes of any such litigation. This Agreement shall be governed by the internal laws of the State of Tennessee without regard to Tennessee conflict of law principles.

      14. Certain Defined Terms In this Agreement:

          (1) “Affiliate” of the Company means any person controlling, controlled by or under common control with the Company. As used in this definition, the term “control” (including without limitation the correlative terminology “controlling”, “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through ownership of voting securities, by contract or otherwise.

          (2) “Annual Bonus” is defined in section 4(b).

          (3) “Base Salary” is defined in section 4(a).

          (4) “Board” is defined in section 4(a).

          (5) “Cause” is defined in section 9(b)(1).

          (6) “CEO” is defined in section 4(a).

          (7) “Company” as used in sections 6 (Non-Competition Covenants) and 7 (Confidentiality and Proprietary Information), includes each Affiliate of the Company for which the Employee performs services at any time during Employee’s employment if the Affiliate is engaged in any business that involves, in whole or in part, the design, manufacture, distribution or sale of pet foods (or any other business in which the Affiliate may engage or begin preparation to engage during the Employment Term).

          (8) “Control Transaction” is defined in section 6(d)

          (9) “DPC” is defined in section 3.

          (10) “DPC Entities” is defined in the second Recital.

          (11) “Employment Term” is defined in section 2(b).

          (12) “Non-extension notice” is defined in section 2(a).

          (13) “Person” includes any individual, trust, estate, business trust, partnership, corporation, unincorporated association, governmental entity, limited liability company and any other juridical person.

          (14) “Target Bonus” is defined in section 9(c)(2).

      15. Company’s and Employee’s Right to Recover Costs The Company and the Employee undertake and agree that, if either party breaches or threatens to breach any provision of this Agreement, the breaching party shall be liable for reasonable attorneys’ fees and costs incurred by the other party in enforcing its rights under this Agreement.

      16. Rule of Construction The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement.

      17. Tolling In view of the parties’ recognition and agreement that the Company is entitled after the expiration or termination of the Employment Term to certain limited protection from competition by the Employee, the Employee and the Company agree that the running of the period set forth in section 6 (Non-Competition Covenants) shall be tolled during any period of time in which the Employee violates that section.

      18. Successors and Assigns The Company may assign this Agreement or any right or interest under this Agreement to any person that hereafter becomes an affiliate of the Company or to any person to which the Company sells all or any substantial part of its assets and, in such event, the Company shall, automatically upon the assignee’s assumption of the Company’s obligations hereunder, be released from any such obligations. This Agreement shall inure to the benefit of the Company, and its successors and assigns.

      19. Nonwaiver of Rights The Company’s or the Employee’s failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company or the Employee thereafter to enforce each and every provision in accordance with the terms of this Agreement.

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      PLEASE NOTE: BY SIGNING THIS AGREEMENT, THE EMPLOYEE IS HEREBY CERTIFYING THAT THE EMPLOYEE (A) RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THIS AGREEMENT TO ASK ANY QUESTIONS THE EMPLOYEE HAD ABOUT THIS AGREEMENT AND RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; (D) UNDERSTANDS THE EMPLOYEE’S RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT; AND (E) EXECUTED AND DELIVERED THIS AGREEMENT AT THE OFFICES OF THE COMPANY IN BRENTWOOD, TENNESSEE.

      EXECUTED AND EFFECTIVE as of the date first written above.

WITNESS:	DOANE MANAGEMENT CORP.

Printed Name:	Douglas J. Cahill

President & CEO
Date:	Date:

WITNESS:	EMPLOYEE:

Printed Name:	Kenneth H. Koch

Date:

Street Address

City, State, Zip Code

Date: